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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        Regional Bank HOLDRS(SM) Trust
            (Exact name of registrant as specified in its charter)

                    New York                              not applicable
     (State of incorporation or organization)            (I.R.S. Employer
                                                        Identification No.)
      c/o The Bank of New York, as Trustee
            101 Barclay Street, 22-W
               New York, New York                             10286
     (Address of principal executive offices)               (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered:               each class is to be registered:

         Regional Bank HOLDRS                   American Stock Exchange

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

          Securities Act registration file number to which this form relates:

          333-36480

          Securities to be registered pursuant to Section 12(g) of the Act:

          None

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered.

            The description of the 1,000,000,000 Depositary Receipts to be issued by the Regional Bank HOLDRS Trust (the "Regional Bank HOLDRS") to be registered hereunder is set forth under the caption entitled "Description of Regional Bank HOLDRS" in the prospectus (the "Prospectus"), which description is hereby incorporated by reference. The Prospectus will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 and such Prospectus will be incorporated by reference in this registration statement, Form 8-A, upon its filing.

Item 2. Exhibits.

         1. Form of Depositary Trust Agreement is set forth in Exhibit 4.1 to the registrant's Registration Statement on Form S-1 (Registration No. 333-36480) (the "Registration Statement") and is incorporated herein by reference.

         2. Form of Regional Bank HOLDRS is set forth in Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.



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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   MERRILL LYNCH, PIERCE, FENNER & SMITH
                                      INCORPORATED, as Initial Depositor, on
                                      behalf of Regional Bank HOLDRS Trust

Date: June 22, 2000

                                      By:  __/x/ Stephen G. Bodurtha___________
                                      Name:   Stephen G. Bodurtha
                                      Title:  Attorney-in-Fact

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